UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2019

Commission file number 001-31617

BRISTOW GROUP INC.

(Exact name of registrant as specified in charter)

Delaware	72-0679819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2103 City West Blvd., 4th Floor, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

None

Former name, former address and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($.01 par value)	BRS	New York Stock Exchange

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 1, 2019, Bristow Group Inc. (the “Company”, “we”, “us” or “our”) was notified by the New York Stock Exchange (the “NYSE”) that the average closing price of the Company’s common stock, $0.01 par value per share (the “Common Stock”), over a prior 30 consecutive trading day period was below $1.00 per share, which is the minimum average closing price per share required to maintain listing on the NYSE under Section 802.01C of the NYSE Listed Company Manual.

As required by the NYSE, the Company intends to respond to the NYSE within ten business days with respect to its intent to cure the deficiency. The Company has a period of six months following the receipt of the notice to regain compliance with the minimum share price requirement, with the possibility of extension at the discretion of the NYSE. In order to regain compliance, on the last trading day in any calendar month during the cure period, the Common Stock must have (i) a closing price of at least $1.00 per share and (ii) an average closing price of at least $1.00 per share over the 30 trading day period ending on the last trading day of such month.

The notice has no immediate impact on the listing of the Common Stock, which will continue to be listed and traded on the NYSE during this period, subject to the Company’s compliance with the other continued listing requirements of the NYSE. The Common Stock will continue to trade on the NYSE under the symbol “BRS” but will have an added designation of “.BC” to indicate the status of the Common Stock as “below compliance.” If the Company fails to regain compliance with Section 802.01C of the NYSE Listed Company Manual by the end of the cure period, the Common Stock will be subject to the NYSE’s suspension and delisting procedures.

If the Common Stock ultimately were to be delisted for any reason, it could negatively impact the Company as it would likely reduce the liquidity and market price of the Common Stock; reduce the number of investors willing to hold or acquire the Common Stock; and negatively impact the Company’s ability to access equity markets and obtain financing.

The NYSE notification does not affect the Company’s business operations or its Securities and Exchange Commission reporting obligations and does not result in a default under any of the Company’s material debt agreements. If the Common Stock were to be removed from listing on the NYSE for a period of 20 trading days (and the Common Stock were not to become listed on other specified stock exchanges), holders of our convertible senior notes would have a right to require us to repurchase their notes.

Item 5.02. Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

Compensation Committee Review of Compensation Programs

The Company and its outside compensation consultant and financial advisor, Alvarez & Marsal, and the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company and its independent compensation consultant, Pearl Meyer, have reviewed its incentive plans to determine whether they continued to fulfill their purpose of attracting, retaining and incentivizing employees to perform at a high level to meet the Company’s operational and strategic objectives. The Company has historically maintained an equity-based long-term incentive plan (“LTIP”) and a cash-based annual incentive plan (“STIP”); however, there are insufficient shares available for awards under the Company’s 2007 Long Term Incentive Plan for the Company to continue its equity-based LTIP. The Company’s normal review period for its incentive compensation coincides with the Company’s fiscal year, which runs from April 1 of the current year to March 31 of the following year. After reviewing the Company’s existing LTIP and STIP, market data and historical compensation, the Compensation Committee, pursuant to the advice and assistance of the Company’s and Compensation Committee’s compensation consultants and advisors, determined that it was appropriate to update the existing LTIP and STIP.

As a result of this review process, in order to enhance the Company’s ability to attract, retain and incentivize employees necessary to maximize the value of the business, the Compensation Committee elected to make certain changes to the Company’s incentive plans for fiscal year 2020 for executives and non-executives. The Compensation Committee elected to combine and modify the Company’s existing LTIP and STIP, including (i) changing the payment schedule from annual to quarterly installments in order to incentivize consistent quarterly and annual performance and retention, and (ii) implementing cash retention awards for certain employees, including the Named Executive Officers (“NEO”) listed below. The total cost for the fiscal year 2020 incentive plan and retention awards is commensurate with the targeted value of the fiscal year 2019 LTIP and STIP, but the fiscal year 2020 incentive plan and retention awards replace equity-based awards with cash, providing better alignment with the Company’s need to attract, retain and motivate employees and reflecting the Company’s above-mentioned inability to continue granting equity-based awards under the Company’s 2007 Long Term Incentive Plan.

Fiscal Year 2020 Performance Incentive Plan

On May 1, 2019, the Company adopted the Fiscal Year 2020 Performance Incentive Plan (the “Incentive Plan”) in which certain employees of the Company, including each NEO listed below, are eligible to participate. The Incentive Plan provides for the potential payment of quarterly cash awards to participants beginning after the second quarter of the Company’s fiscal year 2020 based on the attainment of quarterly or cumulative year-to-date performance goals (for a maximum of three quarterly payments). Performance goals (the “Performance Goals”) include (i) safety measures, (ii) adjusted EBITDA targets and (iii) accomplishments related to strategic financial alternatives. Each Performance Goal is intended to align the incentives of the participants with the objectives of the Company, including the Company’s top-to-bottom commitment to safety.

An opportunity to earn a quarterly target award amount (the “Target Award”) payable each quarter based on attainment of the target level of the Performance Goals is specified for each participant in the Incentive Plan. Attainment of a threshold level of the Performance Goals is required before any payments are made to the participant. Attainment of Performance Goals at the threshold level results in 50% of the Target Award level becoming payable, and attainment of Performance Goals at the maximum level results in 200% of the Target Award level becoming payable, with the payout based on attainment of Performance Goals between threshold and target levels or between target and maximum levels being determined by linear interpolation. The Target Award in the Incentive Plan for each NEO is listed below:

Named Executive Officer	Target Award
L. Don Miller	$941,667
Brian J. Allman	$250,000
Robert Phillips	$237,833
Alan Corbett	$237,833

Retention Award Letter Agreements

In addition to the adoption of the Incentive Plan, the Company entered into a retention award letter agreement, effective as of May 1, 2019 (each, a “Retention Agreement”), with nine (9) employees, including with each NEO listed below. The retention payments were made on May 3, 2019.

Under the terms of each Retention Agreement, in the event a recipient of a retention payment voluntarily terminates his or her employment, or the Company terminates such recipient’s employment for Cause (as defined in each Retention Agreement), in either case before May 3, 2020 (the “Retention Date”), then such recipient will be required to repay to the Company, within 30 days following such termination, an amount equal to the retention payment reduced by taxes the Company actually withholds therefrom. A recipient will not be required to repay the retention payment in the event of termination of employment due to death or disability or by the Company without Cause prior to the Retention Date.

The aggregate value of the retention payments awarded to each NEO under a Retention Agreement is set forth in the table below:

Named Executive Officer	Retention Payment
L. Don Miller	$945,000
Brian J. Allman	$400,000
Robert Phillips	$390,000
Alan Corbett	$390,000

Item 7.01 Regulation FD Disclosure.

On May 7, 2019, the Company issued a press release with respect to the receipt of the notice of noncompliance from the NYSE. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information contained in this Item 7.01 and the exhibit hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01 Other Events

Deferral of Purchase of H175s

On May 1, 2019, the Company entered into an amendment to its agreement with Airbus Helicopters for the purchase of 22 H175 helicopters which includes five aircraft that can be cancelled prior to the delivery dates by the Company. Pursuant to the amendment, the parties mutually agreed to postpone the delivery dates for such helicopters for 18 months from the previous schedule with the first three helicopters now scheduled for delivery in the second half of fiscal year 2022. The postponement in deliveries resulted in various amendments to the payment terms under the Purchase Agreement including the deferral of approximately $110.0 million in capital expenditures scheduled for fiscal years 2019 to 2023 into fiscal years 2024 and beyond. Our capital commitments related to these H175 helicopters now total approximately $14.0 million for fiscal years 2020 and 2021. In connection with this amendment, the overall purchase price of these helicopters has been increased by $18.4 million to account for inflation.

Update on Status of Periodic Reports

In the Annual Report on Form 10-K of the Company for the fiscal year ended March 31, 2018 filed with the Securities and Exchange Commission (the “SEC”) on May 23, 2018 (the “FY2018 10-K”), management provided a report that concluded that our internal control over financial reporting (as defined by Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended) was effective as of March 31, 2018. As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2019, management of the Company concluded that the Company did not have adequate monitoring control processes in place related to certain non-financial covenants within certain of its secured financing and lease agreements, and this control deficiency identified represents a “material weakness” in internal control over financial reporting. Accordingly, as discussed in that Current Report, the Company’s internal control over financial reporting was deemed ineffective at March 31, 2018 and the reporting periods thereafter, and management’s assessment and the report of KPMG LLP, our independent registered public accounting firm (“KPMG”), on internal control over financial reporting as of March 31, 2018 should no longer be relied upon.

In connection with the forthcoming filing of amendments to the FY2018 10-K (the “Amended 10-K”) and to the Quarterly Reports on Form 10-Q for the quarters ended June 30, 2018 and September 30, 2018 (the “Amended 10-Qs”) to include further discussion of the material weakness, applicable accounting rules require the Company to make an updated assessment as of a date associated with the amended filings of whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern during the twelve months from the date of filing of the Amended 10-K and the Amended 10-Qs. This updated assessment is required to include an assessment of the Company’s ability to meet its operating and other contractual cash obligations, including aircraft and other capital purchase commitments and debt service requirements, using available liquidity (cash on hand, operating cash flow and other available cash sources) over the twelve-month period commencing as of a date associated with the amended filings.

As a result of this updated assessment, the Company has concluded that disclosure should be included in the Amended 10-K and the Amended 10-Qs to express substantial doubt about the Company’s ability to continue as a going concern based on estimates of liquidity during the twelve months from the expected filing date of the Amended 10-K and Amended 10-Qs. Additionally, the Company expects that the revised report of KPMG on the consolidated financial statements to be included in the Amended Form 10-K will include an explanatory paragraph expressing uncertainty as to the Company’s ability to continue as a going concern. Under certain of our secured equipment financings, we are required to deliver audited annual consolidated financial statements without a going concern qualification or explanation. Upon the filing of the Amended 10-K with such going concern qualification or explanation, an event of default would exist under those secured equipment financings, giving those secured equipment lenders the right to accelerate repayment of the applicable debt and triggering cross-default provisions in substantially all of our other debt instruments. As a result of the facts and circumstances discussed above, the Company has concluded that substantially all debt balances should be reclassified from long-term to short-term in the Amended 10-K and the Amended 10-Qs.

We intend to file the Amended 10-K and Amended 10-Qs to, as applicable, (i) reflect a change in management’s assessment of our disclosure controls and procedures, (ii) modify the Company’s previously reported consolidated financial statements to reclassify substantially all debt balances from long-term to short-term, going concern disclosures, and other items the Company deems immaterial, (iii) restate Management’s Report on Internal Control Over Financial Reporting and (iv) include a revised Report of Independent Registered Public Accounting Firm Regarding Internal Control Over Financial Reporting and a revised report of KPMG, with respect to its audit or review of the consolidated financial statements included therein.

The Company is working towards filing the Amended Form 10-K, Amended Form 10-Qs and its Quarterly Report on Form 10-Q for the quarter ended December 31, 2018, as soon as possible. The material weakness matter described above and as disclosed in the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2019, has required significant time and effort from management to demonstrate our compliance with non-financial covenants in certain of our debt and lease agreements at March 31, 2018 and subsequent interim periods. In addition to KPMG’s procedures performed arising out of management’s assessment of such compliance, in connection with the anticipated issuance of a revised Report of Independent Registered Public Accounting Firm Regarding Internal Control Over Financial Reporting, KPMG is undertaking certain other procedures it deems necessary in order to issue such a revised report, including a reconsideration of previously concluded upon audit and review matters. Management has devoted significant time and effort since February 2019 to provide additional supporting documentation to KPMG to facilitate the completion of those additional procedures by KPMG, which management does not believe will result in a material change in conclusions from those previously reached. For further discussion, see the Company’s Current Report on Form 8-K filed with the SEC on April 15, 2019.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated as of May 7, 2019.

Cautionary Statements Regarding Forward-Looking Information

Investors are cautioned that some of the statements we use in this report contain forward-looking statements and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties and depend upon future events or conditions. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee you that our plans and expectations will be achieved. Such statements may include, but are not limited to, statements about the Company’s liquidity, negotiations with our lenders and other plans, objectives, expectations and intentions and other statements that are not historical facts. Important factors that could cause actual events or results to differ materially from those anticipated by our forward-looking statements or historical performance can be found in the Company’s filings with the Securities and Exchange Commission.

Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. We undertake no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events, except to the extent required by the federal securities laws.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

Date: May 7, 2019	By:	/s/ Brian J. Allman
Brian J. Allman
Senior Vice President and Chief Financial Officer